UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2015, the Company re-executed an employment agreement to extend the employment of Paul Karpowicz, President, Broadcasting Group, under terms similar to his current salary and benefits. The employment agreement provides for the continuation of an annual base salary of $725,000; participation in the Meredith Management Incentive Plan with the continuation of a target of eighty-five percent (85%) of base salary; participation in the Cash Long-Term Incentive Program; the grant, in August 2015, of five thousand (5,000) restricted stock units with a three (3) year cliff vesting schedule; and participation in employee benefit plans generally available to employees and officers of the Company. The employment agreement is filed herewith as Exhibit 10.1 and this disclosure is qualified in its entirety by reference to the employment agreement.
In addition, effective June 1, 2015, the Company re-executed an employment agreement to extend the employment of Joseph H. Ceryanec, Chief Financial Officer, under terms similar to his current salary and benefits. The employment agreement provides for the continuation of an annual base salary of $590,000; participation in the Meredith Management Incentive Plan with the continuation of a target of seventy percent (70%) of base salary; participation in the Cash Long-Term Incentive Program; and participation in employee benefit plans generally available to employees and officers of the Company. The employment agreement is filed herewith as Exhibit 10.2 and this disclosure is qualified in its entirety by reference to the employment agreement.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	10.1	Employment Agreement effective June 1, 2015, between Meredith Corporation and Paul Karpowicz.
	10.2	Employment Agreement effective June 1, 2015, between Meredith Corporation and Joseph H. Ceryanec.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEREDITH CORPORATION Registrant

/s/ Joseph Ceryanec
Joseph Ceryanec Vice President - Chief Financial Officer (Principal Financial and Accounting Officer)

Date:	June 5, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement effective June 1, 2015, between Meredith Corporation and Paul Karpowicz.
10.2	Employment Agreement effective June 1, 2015, between Meredith Corporation and Joseph H. Ceryanec.